UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):March 11, 2014

The Men’s Wearhouse, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-16097	74-1790172
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

6380 Rogerdale Road
Houston, Texas	77072
(Address of principal executive offices)	(Zip Code)

281-776-7000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 11, 2014, The Men’s Wearhouse, Inc. (the “Company” or “MW”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Jos. A. Bank Clothiers, Inc., a Delaware corporation (“JOSB”), and Java Corp., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Purchaser”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, the Company, through Purchaser, will amend its existing offer (as so amended, the “Offer”) to acquire all of the issued and outstanding shares of common stock of JOSB, par value $0.01 per share (the “Shares”), for $65.00 per share (the “Offer Price”). Following consummation of the Offer, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Purchaser will merge with and into JOSB (the “Merger”) and JOSB will survive as a wholly owned subsidiary of the Company.  At the effective time of the Merger, the Shares not purchased pursuant to the Offer (other than Shares owned, directly or indirectly, by the Company or Purchaser, or held by JOSB and Shares as to which appraisal rights have been perfected in accordance with applicable law) will be converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to applicable tax withholding.

MW and Purchaser have agreed to amend the Offer as promptly as practicable (but no later than 7 business days) after the date of the Merger Agreement and will keep the Offer open for an initial period of 15 business days. If the closing conditions are not satisfied or waived at the end of such period, the Merger Agreement provides that Purchaser will extend the Offer for subsequent periods of up to 10 business days, subject to certain exceptions. Consummation of the Offer will be subject to various conditions, including, among others, there being validly tendered and not validly withdrawn prior to the expiration of the Offer that number of Shares (excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee) which, when added to the Shares already owned by MW and its subsidiaries (without duplication), represents at least a majority of the total number of outstanding Shares on a fully diluted basis, any waiting period (and any extension thereof) applicable to the consummation of the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), shall have expired or been terminated, and other customary closing conditions, each as set forth in the Merger Agreement. The Offer will not be subject to a financing condition.

Upon consummation of the Offer, the parties intend to complete the Merger in accordance with Section 251(h) of the Delaware General Corporation Law (“Section 251(h)”), which permits the prompt completion of the Merger. The Merger Agreement includes customary representations, warranties and covenants by the respective parties. JOSB has agreed to operate its business in the ordinary course consistent with past practice and is subject to customary operating restrictions during the period prior to completion of the Merger. The Merger Agreement also includes customary restrictions on the solicitation of proposals by JOSB with respect to alternative transactions.

The Merger Agreement provides that, in connection with the termination of the Merger Agreement under specified circumstances, including the JOSB Board effecting a Change in Recommendation (as defined in the Merger Agreement) or approving or recommending a Superior Proposal (as defined in the Merger Agreement), JOSB may be required to pay the Company a termination fee of $60,000,000.  In addition, pursuant to the terms of the Merger Agreement, under specified circumstances relating to the receipt of antitrust approval, including (i) the Company or Purchaser’s material breach of its obligations with respect thereto or (ii) the failure to obtain HSR approval by September 30, 2014, or the enactment or existence of any law, injunction or judgment that prohibits its consummation of the Offer or the Merger on antitrust grounds, the Company may be required to pay JOSB a termination fee of $75,000,000.

The Company has obtained commitments  which are subject to customary conditions, for up to $2.2 billion in debt financing to fund the Offer and the Merger and associated expenses.

This summary of the terms of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Agreement and Plan of Merger, filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference as if set forth in full.

The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about the Company, Purchaser or JOSB or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Merger Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Purchaser or JOSB or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or JOSB. Accordingly, investors should read the representations and warranties in the Merger Agreement not in isolation but only in conjunction with the other information about the Company, Purchaser or JOSB and their respective subsidiaries that the respective companies include in reports, statements and other filings they make with the with the United States Securities and Exchange Commission (the “SEC”).

Item 8.01                                           Other Events

On March 11, 2014, the Company and JOSB  issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On March 11, 2014, the Company issued a press release announcing that the Expiration Date of the existing offer is extended to 5:00 PM, New York City time, on March 19, 2014. A copy of the press release is included as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Additional Information

On January 6, 2014, Purchaser commenced a cash tender offer for all Shares not already owned by MW or any of its subsidiaries, subject to the terms and conditions set forth in the Amended and Restated Offer to Purchase dated as of February 24, 2014 (the “Offer to Purchase”). Today, MW announced that it has extended the expiration date of the tender offer to 5:00 p.m., New York City time, on March 19, 2014, unless further extended in the manner set forth in the Offer to Purchase.

This Current Report on Form 8-K does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication is for informational purposes only.  The tender offer is not being made to, nor will tenders be accepted from, or on behalf of, holders of shares in any jurisdiction in which the making of the tender offer or the acceptance thereof would not comply with the laws of that jurisdiction.  The tender offer is being made pursuant to a tender offer statement on Schedule TO (including the Offer to Purchase, a related letter of transmittal and other offer materials) filed by MW and Purchaser with the SEC on January 6, 2014, as amended from time to time. INVESTORS AND SECURITY HOLDERS OF JOSB ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER. Investors and security holders can obtain free copies of these documents and other documents filed with the SEC by MW through the web site maintained by the SEC at http://www.sec.gov.  The Offer to Purchase, letter of transmittal and other offering documents may also be obtained for free by contacting the Information Agent for the tender offer, MacKenzie Partners, Inc., at 212-929-5500 or toll-free at 800-322-2885.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K and the exhibits incorporated herein contain forward-looking information.  Forward-looking statements are not guarantees of future performance and a variety of factors could cause actual results to differ materially from the anticipated or expected results expressed in or suggested by these forward-looking statements.  These forward-looking statements may be significantly impacted by various factors, including, but not limited to: actions by governmental entities, domestic and international economic activity and inflation, success, or lack thereof, in executing our internal operating plans and new store and new market expansion plans, including successful integration of acquisitions, performance issues with key suppliers, disruption in buying trends due to homeland security concerns, severe weather, foreign currency fluctuations, government export and import policies, aggressive advertising or marketing activities of competitors; and legal proceedings. Future results will also be dependent upon our ability to continue to identify and complete successful expansions and penetrations into existing and new markets and our ability to integrate such expansions with our existing operations.

These forward-looking statements are based upon management’s current beliefs or expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies and third-party approvals, many of which are beyond our control.  The following factors, among others, could cause actual results to differ materially from those expressed or implied in the forward-looking statements:  (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (2) the failure to consummate the acquisition of JOSB for reasons including that the conditions to MW’s Offer, including the condition that a minimum number of shares be tendered and not withdrawn, are not satisfied or waived by MW, (3) the possibility that the expected benefits from the proposed transaction will not be realized within the anticipated time period, (4) the risk that regulatory or other approvals required for the transaction are not obtained, (5) the risks related to the costs and difficulties related to the integration of JOSB’s business and operations with MW’s business and operations, (6) the inability to obtain, or delays in obtaining, cost savings and synergies from the transaction, (7) unexpected costs, charges or expenses resulting from the transaction, (8) litigation relating to the transaction, (9) the inability to retain key personnel and (10) the possible disruption that may be caused by the transaction to the business and operations of MW and its relationships with customers, employees and other third parties.

These forward-looking statements speak only as of the date hereof. Except for the ongoing obligations of Men’s Wearhouse to disclose material information under the federal securities laws, Men’s Wearhouse undertakes no obligation to revise or update publicly any forward-looking statement, except as required by law.  Other factors that may impact the forward-looking statements are described in Men’s Wearhouse’s annual report on Form 10-K for the fiscal year ended February 2, 2013 and Forms 10-Q.  For additional information on Men’s Wearhouse, please visit the Company’s websites at www.menswearhouse.com, www.mooresclothing.com, www.kgstores.com, www.twinhill.com, www.dimensions.co.uk and www.alexandra.co.uk.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are included in this Form 8-K:

2.1

Agreement and Plan of Merger, dated March 11, 2014, by and among the Company, Purchaser and JOSB (incorporated by reference from Exhibit (d)(1) to MW’s Amendment No. 9 to Schedule TO filed on March 11, 2014).

99.1	Press Release of the Company, dated March 11, 2014 (incorporated by reference from Exhibit (a)(5)(P) to MW’s Amendment No. 9 to Schedule TO filed on March 11, 2014).

99.2	Press Release of the Company, dated March 11, 2014 (incorporated by reference from Exhibit (a)(5)(O) to MW’s Amendment No. 9 to Schedule TO filed on March 11, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEN’S WEARHOUSE, INC.

Date: March 11, 2014	By:	/s/ Jon W. Kimmins
Name: Jon W. Kimmins
Title: Executive Vice President,
Chief Financial Officer, Treasurer
and Principal Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1

Agreement and Plan of Merger, dated March 11, 2014, by and among the Company, Purchaser and JOSB (incorporated by reference from Exhibit (d)(1) to MW’s Amendment No. 9 to Schedule TO filed on March 11, 2014).

99.1	Press Release of the Company and JOSB, dated March 11, 2014 (incorporated by reference from Exhibit (a)(5)(P) to MW’s Amendment No. 9 to Schedule TO filed on March 11, 2014).

99.2	Press Release of the Company, dated March 11, 2014 (incorporated by reference from Exhibit (a)(5)(O) to MW’s Amendment No. 9 to Schedule TO filed on March 11, 2014).